Exhibit 10.18

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

California Net Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 14th day of March, 2016, between M & L Associates, a new Jersey general partnership (“Landlord”), and the Tenant named below.

Landlord:	M & L Associates, a new Jersey general partnership

Landlord’s Representative:	Amy Pallas, Vice President, Leasing Officer

Address and Telephone:	3353 Gateway Boulevard Fremont, California 94538 Phone: (510) 661-4087

Tenant:	The RealReal, Inc., a Delaware Corporation

Tenant’s Representative:	Matt Gustke

Address and Telephone:	1980 Oakdale Avenue San Francisco, California 94124 Phone: 415-992-8366

Premises:	The entire interior portion of the Building, which is a portion of the Project, containing approximately [***] rentable square feet, consisting of certain “Warehouse Space” and “Office Space,” as shown on Exhibit A attached hereto.

Project:	The project commonly known as Prologis San Francisco Distribution Center, which includes an additional building and the land shown on Exhibit A.

Building:	3745 Bayshore Boulevard Brisbane, California

Tenant’s Proportionate Share of Project:	77.7%

Tenant’s Proportionate Share of Building:	100%

Lease Team:	Beginning on the Commencement Date and ending on the last day of the 64th full month following the Commencement Date.

Commencement Date:	Upon Substantial Completion of the Warehouse Initial Improvements (as such term is defined in the Construction Addendum 5 attached to this Lease the “Work Letter”) for the Warehouse Space, which is anticipated to occur on or about June 1, 2016; subject, however, to the provisions of Paragraph 4, below, pertaining to the partial payment of Base Rent and Operating Expenses related to the phased delivery of portions of the Warehouse Space. Notwithstanding anything to the contrary herein, the Substantial Completion of the Creative Space Improvements (as defined in the Work Letter) is not a condition for the Commencement Date to occur, and Tenant acknowledges that the Creative Space Improvements will not be Substantially Completed prior to the Commencement Date and rent will commence on the Creative Space Improvements at the same time as the Substantial Completion of the Office Initial Improvements.

Initial Monthly Base Rent:	See Addendum 1
Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities:	N/A
	2. Common Area Charges:	[***]
	3. Taxes:	[***]
	4. Insurance:	[***]
	5. Management Fee:	[***]
Initial Estimated Monthly Operating Expense Payments			$	[***	]

Initial Monthly Base Rent and Estimated Operating Expense Payments			$	[***	]

Security Deposit:	$[***] (Letter of Credit per the terms of Paragraph 5)

Broker:	Landlord: CBRE: Marshall Hydorn; David Back; Jason Cranston Tenant: Newmark Cornish & Carey: Steve Kapp; Shannon D. Aja
Addenda:	1. Base Rent Adjustments 2. HVAC Maintenance Contract 3. Move Out Conditions 4. One Renewal Option 5. Construction Allowance (Work Letter)
Exhibits:	A. Site Plan A-1. Warehouse and Office Initial Improvements A-2. Creative Space Improvements B. Project Rules and Regulations C. Commencement Date Certificate D. Letter of Credit

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. In addition, Tenant shall have the right to use the common areas of the Project appurtenant to the Premises on a non-exclusive basis.

2. Acceptance of Premises. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, Building, or Project except as specifically stated in this Lease. Tenant shall accept the Premises subject to all applicable laws, ordinances, regulations, covenants and restrictions. In no event shall Landlord have any obligation for any limitation on the use of the Premises. Subject to Landlord’s obligations under Addendum 5 Work Letter, the taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and Landlord’s or third party obligations expressly set forth under the Lease with respect to Hazardous Materials. No later than 10 days after written demand is made therefor by Landlord of Tenant, Tenant shall execute and deliver to Landlord a factually accurate Commencement Date Certificate in the form of Exhibit C attached to and hereby made a part of this Lease.

3. Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but specifically excluding retail selling to customers at the Premises) products, materials and merchandise made and/or distributed by Tenant (including without limitation e-commerce consumer products), along with freight forwarding and related administrative uses, and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord’s prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlords prior written consent; provided, however, Tenant shall have the right to park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises and operable automobiles in the designated automobile parking areas, and further provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts. Except for Landlord’s obligations in connection with the delivery of the Premises set forth in the Addendum 5 Work Letter, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises; provided, however, Tenant shall only be required to make structural changes to the Premises to the extent such changes are required due to Tenant-Made Alterations, racking or fixturing or Tenant’s particular use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, other than the payment of rent for the portion of the Initial Improvements not Substantially Completed.

4. Base Rent. Tenant shall pay Base Rent in the amount set forth on Page 1 of this Lease. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and such Base Rent and Operating Expenses payments shall be applied to the first full month’s rental due after the expiration of the free rent period set forth in Addendum One. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date in accordance with the rent scheduled set forth in Addendum One. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Pacific Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Except as expressly provided in this Lease, Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum, provided the first late charge in any 12 month period shall be waived by Landlord. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

Notwithstanding the foregoing, the parties anticipate that Landlord will be able to Substantially Complete certain portions of the Warehouse Initial Improvements in phases (the “Phased Space”) for delivery to Tenant in such a condition that Tenant can commence business operations within such Phased Space and prior to the completion of the Office Initial Improvements. Plans depicting each Phased Space of the Warehouse Space are attached hereto as Exhibits A-1 and A-2. Tenant shall be permitted to attend all weekly project meetings and Landlord shall use commercially reasonable efforts to advise Tenant of a change in the regular schedule of the same. At least five (5) business days prior to delivery of any such Phased Space Landlord shall notify Tenant in writing of Landlord’s intention to deliver such Phased Space. Upon delivery of the Phased Space Tenant shall pay Base Rent and Operating Expenses on a proportionate basis for such Phased Space, using the Base Rent amount of $[***] per square foot per month and prorated Operating Expenses applicable to such Phased Space. During any such phased occupancy of Phased Space prior to the Commencement Date Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance. The delivery of any Phased Space, and Tenant’s acceptance of any Phased Space, shall not affect the Commencement Date, which shall not be deemed to occur until Substantial Completion of the Warehouse Initial Improvements (as defined in Addendum 5), excluding the Building Upgrades. Upon Substantial Completion of the Warehouse Initial Improvements, the Commencement Date

shall be deemed to occur and Tenant shall commence payment of Base Rent for the Warehouse Space in accordance with the Base Rent schedule set forth in Addendum 1. Tenant’s obligation to commence payment of Base Rent with respect to the Office Space shall commence upon Substantial Completion of the Office Initial Improvements (and the free rent period applicable to the Office Space shall also commence on such Substantial Completion such that Tenant will receive the full value of the Base Rent abatement (which variable amount depending on Tenant’s closing on Series E funding is shown on Addendum 1), subject to Tenant’s funding pursuant to Addendum 1, where it shall be offset against Tenant’s Base Rent obligation as it becomes due upon delivery of the Premises),

Notwithstanding anything to the contrary herein, Substantial Completion of the Creative Space Improvements and the Building Upgrades (as each term is defined in Addendum 5) is not a condition for the obligation to commence payment of Base Rent and Operating Expenses, and Tenant acknowledges that the Creative Space Improvements and the Building Upgrades will not be Substantially Completed prior to the Commencement Date, and shall not affect the Term of the Lease. Base Rent and Operating Expense obligations for the portion of the Warehouse Space that includes the Creative Space Improvements shall commence as soon as the Office Initial Improvements have been Substantially Completed, regardless of whether the Creative Space Improvements and Building Upgrades are Substantially Complete.

5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Tenant waives any limitations set forth in California Civil Code Section 1950.7 limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

The Security Deposit under the Lease shall be $[***], in the form of an unconditional, irrevocable letter of credit from Pacific Western Bank and in substantially similar form as shown in Exhibit D attached hereto (“Letter of Credit”). The Letter of Credit shall either provide that it does not expire until 60 days following the end of the Lease Term or, if it is for less than the full term of the Lease, shall be renewed by Tenant at least 60 days prior to its expiration during the Term of the Lease. The Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank consistent with the terms herein. If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request and Tenant’s expense, cooperate in having the Letter of Credit transferred to the purchaser and Landlord agrees to notify Tenant in the event of such transfer. If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within ten (10) days thereafter cause the Letter of Credit to be restored to the then existing amount at the time of the draw down.

Notwithstanding anything contained herein to the contrary, in the event Tenant fails to renew the Letter of Credit in accordance with the terms and conditions as set forth in this Paragraph 5, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 23(ii) of the Lease, an immediate Event of Default shall be deemed to have occurred, without the requirement of notice or opportunity to cure, in which case Landlord may immediately draw down on the Letter of Credit.

Once each of the following conditions have been met: (i) no Event of Default shall then exist or has existed at any time during the Lease Term or would exist but with the passage of time or the giving of notice or both and (ii) Tenant has received at least $[***] of Series E Funding, as confirmed by Landlord in Landlord’s sole discretion, the required amount of the Letter of Credit shall be reduced to $[***]. Provided that each of the following conditions have been met as of the expiration of the 36th full month following the Commencement Date: (i) no Event of Default shall then exist or has existed at any time during the Lease Term or would exist but with the passage of time or the giving of notice or both, (ii) Tenant has achieved 12 consecutive months of positive earnings before interest, taxes, depreciation and amortization (“EBITDA”), and (iii) Tenant has a tangible net worth of at least $[***], then on the first day of the 37th month following the Commencement Date the required amount of the Letter of Credit shall be reduced to $[***]. Prior to such Letter of Credit reduction, Tenant shall provide Landlord with audited financial statements evidencing the satisfaction of the foregoing requirements.

6. Operating Expense Payments. During each month of the Lease Term, but excluding the free rent period set forth in Addendum 1, Tenant shall pay Landlord on the same date that Base Rent is due an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. Landlord agrees to incur Operating Costs in a commercially reasonable manner. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; market rate property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and (x) additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements applicable to the Project after the date of this Lease (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued efficient operation of the Project or the Building as a bulk warehouse facility in the market area or (y) or capital repairs or replacements needed to operate the Building or Project at the same quality levels (or levels of efficiency) as prior to the capital repair or replacement, provided that the cost of additions or alterations or replacement equipment that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses shall not include the following: (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions, or the costs of renovating space for tenants; (c) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises, the Building or the Project; (d) costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty (including the costs of any deductibles paid by Landlord) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord, (ii) the negligence or intentional tort of Landlord, or any representative, employee or agent of Landlord, (iii) the act of any other tenant in the Premises, the Building or the Project, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord’s reasonable judgment, practically recoverable from such person; (e) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord’s reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty; (f) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises, the Building or the Project equipment, or interest on capital invested; (g) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, the Building or the Project or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Premises, the Building or the Project or any part thereof; (h) costs incurred due to violation by Landlord or any other tenant in the Premises, the Building or the Project of the terms and conditions of any lease; (i) the cost of any service provided to Tenant or other occupants of the Premises, the Building or the Project for which Landlord is entitled to be reimbursed; (j) charitable or political contributions; (k) interest, penalties, fines or other costs arising out of Landlord’s failure to comply with Legal Requirements or make timely payments of its obligations; (I) costs, expenses, depreciation or amortization for repairs and replacements expressly required to be made by Landlord at its sole cost under Paragraph 10 of this Lease; (m) reserves, including reserves for capital items, bad debts, or rental losses, (n) all costs related to the presence of preexisting Hazardous Materials (defined below) located at the Project (without releasing Tenant from an obligations with respect to Hazardous Materials expressly set forth in Paragraph 30); (o) fines and penalties incurred due to Landlord’s operation of the Project in violation of Legal Requirements or due to Landlord’s failure to timely pay Taxes (unless due to Tenant’s failure to pay for the Taxes included in Operating Expenses), and (p) costs incurred by Landlord in connection with the correction of defects in the original construction of the Building or Project or in connection with Landlord’s construction of the Initial Improvements.

By the first day of July of each succeeding calendar year during the Lease Term, or as soon thereafter as possible (but in all events within one (1) year after the end of the applicable calendar year), Landlord shall deliver to Tenant a statement (“Actual Statement”) wherein Landlord shall state the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 60 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year, except the first year, for which Landlord shall equitably prorate Operating Expenses based on the portion of the Premises occupied during such year by Tenant and Tenant’s payment of actual rent for such occupied space, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

Tenant, at its expense, shall have the right upon 10 days prior written notice to Landlord (an “Audit Notice”) to be given only within 120 days after Tenant receives an Actual Statement to audit Landlord’s books and records relating to such Actual Statement with respect to any specific charge or charges disputed in writing by Tenant, subject to the further terms and provisions of this Paragraph: (a) no audit shall be conducted at any time that Tenant is in breach or default of any of the terms, covenants or provisions of this Lease (any required notice having been given and any applicable cure period having expired); (b) no audit shall be conducted on a contingency fee basis; and (c) Tenant shall not audit Landlord’s books and records more than one (1) time for any calendar year. After delivery of the audit notice to Tenant, Tenant shall have the right to inspect Landlord’s books and records in an office of Landlord, or Landlord’s agent, in Fremont, California, during normal business hours, whose payment shall in no way be contingent or based upon the findings of the audit. Tenant shall not remove such books or records from Landlord’s office, but Tenant shall have the right to make copies of the relevant documents at Tenant’s sole cost and expense. Tenant shall deliver to Landlord a copy of the results of such audit within 10 days after receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant, for itself and on behalf of its representatives, shall not disclose the information obtained from the audit to any other tenant in the Project. If as a result of its audit, Tenant determines that the actual Operating Expenses for the period covered by any statement are more than the amount shown on such statement, Tenant shall promptly pay Landlord the deficiency. If as a result of its audit, Tenant determines that the actual Operating Expenses for the period covered by any statement are less than the amount shown on such statement, Tenant shall promptly notify Landlord of such determination, which notice shall be accompanied by a copy of the results of Tenant’s audit. Upon receipt of such notice and accompanying information, Landlord may object to Tenant’s determination by providing Tenant with written notice of such objection within 30 days following receipt by Landlord of Tenant’s notice and accompanying information. Unless Landlord so objects, Landlord shall credit to Tenant the excess as determined by the results of Tenant’s audit within 30 days following receipt of Tenant’s notice and accompanying information. If, however, Landlord timely objects, Landlord and Tenant shall appoint, by mutual agreement, a neutral independent certified public accountant, whose payment shall in no way be contingent or based upon the findings of the audit, who shall promptly make a written determination of the Operating Expenses for the period in question and shall provide such determination to Landlord and Tenant. The neutral independent certified public accountant’s determination shall be binding upon Landlord and Tenant for all purposes. If the neutral independent certified public accountant determines (or if Landlord does not timely object to the results of Tenant’s audit) that Landlord has overstated Tenant’s share of Operating Expenses by [***]% or more during any one accounting year, then Landlord shall pay (i) for the reasonable costs of the audit, not to exceed, however, [***], as well as (ii) the reasonable fees and costs owed to the neutral independent certified public accountant for its services. If the neutral independent certified public accountant determines that Landlord did not overstate Operating Expenses as asserted in Tenant’s audit by [***]% or more during any one accounting year, Tenant shall pay the reasonable fees and costs owed to the neutral independent certified public accountant for its services. Any refund due Tenant shall be payable in any event.

7. Utilities. The Premises are separately metered for electricity and Tenant shall pay directly to the utility provider charges for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results from Landlord’s negligent or willful act or omission continues beyond three (3) consecutive business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the third (3rd) consecutive business day the Premises remain untenantable, and continuing until the date on which the utilities are restored and the Premises are again tenantable. No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant’s alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors, or any cause other than the negligent or willful act or omission of Landlord or its employees, agents or contractors.

8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9. Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building (including the Initial Improvements) and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s specific use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $[***]; and in the event property of Tenant’s invitees or customers are kept in, or about the, Premises, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $[***], (5) business automobile liability insurance having a combined single limit of not less than $[***] per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, and (6) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability and, if applicable, warehouser’s legal liability or bailee customers insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs.

The all risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10. Landlord’s Repairs. Landlord shall repair (and make replacements as necessary), at its expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane, which will be maintained by Landlord with the costs thereof passed through as Operating Expenses), the structural soundness of the foundation, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Landlord shall also make capital repairs and replacements as necessary to the parking areas of the Building and the common areas of the Project including, but not limited to driveways, alleys, landscape and grounds surrounding the Building, subject to reimbursement of Operating Expenses to the extent permitted under Paragraph 6 of this Lease. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11. Tenant’s Repairs. Subject to Landlord’s obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Capital expenditures and repairs to the foregoing whose benefit may extend beyond the Lease Term shall be the responsibility of Landlord, subject to reimbursement by Tenant with monthly payments in accordance with the Formula (defined below) in the same manner as Operating Expenses. The “Formula” shall mean that number, the numerator of which shall be one (1) and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such capital expenditure or repair. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord its amortized share of same (determined as hereinabove set forth) on monthly basis in the same manner as the payment by Tenant to Landlord of the Operating Expenses. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired or the Lease has terminated under such extension, whichever is first to occur. Heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord’s election, by Landlord, in which case the costs of such contracts entered into by Landlord shall be included as an Operating Expense. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord’s request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), which are interior, non-structural Tenant-Made Alterations, the cost of which exceeds $[***] in each instance, shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project. Tenant shall have the right to perform interior, non-structural Tenant-Made Alterations, the cost of which does not exceed $[***] in each instance, without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Building. Tenant shall not perform structural Tenant-Made Alterations without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, and Tenant shall have no right to conduct under slab work or breakage of the slab. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal

Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and in monitoring construction. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. For any Tenant-Made Alterations expected to cost more than $[***], Tenant shall, upon Landlord’s request, furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens. Tenant shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14. Parking. Tenant shall be entitled to use Tenant’s Proportionate Share of Building parking spaces, which as of the date of this Lease is 100 percent and approximately 268 parking spaces designated for the Building as depicted in the Site Plan. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events (as defined in Paragraph 33), all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding anything contained in the Lease to the contrary, to the extent the damage to the Project is attributable to Tenant, Tenant shall pay to Landlord with respect to any damage to the Project an amount of the commercially reasonable deductible under Landlord’s insurance policy, not to exceed $[***], within 30 days after presentment of Landlord’s invoice.

16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent and Operating Expenses shall be apportioned as of said date. In the event (i) more than [***] of the Premises is involved in a Taking as described in this Paragraph 16, or (ii) more than [***] of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant’s reasonable judgment, would materially interfere with or impair Tenant’s operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, goodwill and other personal property, if a separate award for such items is made to Tenant.

17. Assignment and Subletting. Without Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or the net worth of the Tenant at the time it executed the Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) the assignment or sublease is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project and Landlord has such comparable space available for lease; or (v) in the case of a sublease, the subtenant has not acknowledged that the sublease is subject and subordinate to the Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), and provided that a proposed assignee has a net worth equal to or greater than the net worth of Tenant at the date of this Lease or on the date of such assignment, whichever is greater, to an entity which is acquired, in whole or in part by Tenant, a successor to Tenant by merger or consolidation, or a successor to Tenant by purchase of all or substantially all of Tenant’s assets without the prior written consent of Landlord (each such transfer, a “Permitted Transfer” and each such transferee a “Permitted Transferee”). Tenant shall reimburse Landlord for all of Landlord’s reasonable expenses in connection with any assignment or sublease requiring approval of Landlord, not to exceed $[***]. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign the Lease or sublet more than [***] of the rentable square footage of the Premises for the remainder of the Lease Term (other than to a Tenant Affiliate or a Permitted Transferee), Landlord may, by giving written notice to Tenant within 30 days after receipt of

Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder [***] of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant, after deducting therefrom Tenant’s reasonable transfer costs and expenses; provided in the event of a sublease which is less than [***]% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project or arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project or due to any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 18.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time after 24 hours prior notice (except in the event of an emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours after 24 hours prior notice for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Upon entering the Premises, Landlord shall use reasonable efforts not to interfere with Tenant’s business operations. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises or modify or obtain variances for the zoning of the Project (including for freight forwarding), provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant’s use, access to or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 and Landlord’s repair obligations excepted and otherwise in accordance with the Move Out Conditions Addendum attached hereto. Without limiting the foregoing, Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to [***] of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over; provided so long as Tenant has given Landlord at least thirty (30) days prior written notice of its intent to holdover, the first thirty (30) days of holdover shall be at the Base Rent in effect on the termination date. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated (and not replaced in accordance with Paragraph 9) or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv) Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 20 days after Tenant’s becomes aware of such lien.

(vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises), provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and without interruption prosecute such cure to completion.

Tenant agrees that any notice given by Landlord pursuant to this Paragraph of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the “reasonable annual rental value” (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant’s failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). In the event of any uncured default on the part of Landlord, then Tenant, at Tenant’s option, may thereafter pursue one of the following remedies: (a) in the event of an emergency perform Landlord’s obligation and invoice Landlord in the manner specifically set forth in the second subparagraph below of this Paragraph 25; or (b) institute an action for damages and/or specific performance against Landlord in the San Francisco Superior Court. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of

Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

In the event of a Landlord default that caused an emergency (being defined as an imminent threat of personal injury to Tenant’s employees or material damage to Tenant’s equipment or other property at the Premises or a material impact to Tenant’s business operations at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior walls of the building of which the Premises are a part, or the roof membrane, skylights, roof vents, drains and downspouts of the Project, and the exterior and under slab utility systems for the Project, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to Tenant’s employees, provided Tenant has no reasonable alternative and has notified or attempted in good faith to notify Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable). The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project, and Tenant has not been designated as Landlord’s agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such emergency repairs to the roof, foundation or exterior walls, as applicable, up to (but not to exceed) $[***] with respect to each such occurrence, within thirty (30) days after submission by Tenant to Landlord of an invoice therefore, accompanied by reasonable supporting documentation for the costs so incurred. In the event Landlord fails or refuses to reimburse Tenant for such costs within such thirty (30) day period and Tenant brings an action for recovery of such amounts from Landlord as provided for in this Lease, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(j) of this Lease, and the reasonable attorneys’ fees and other costs of court incurred by Tenant in pursuing such action.

26. Omitted.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust. Notwithstanding the foregoing, any such subordination to a future mortgagee shall be effective only after such mortgagee has executed and delivered a non-disturbance agreement on mortgagee’s commercially standard form. If there is a mortgage or deed of trust encumbering the Building, then promptly following execution of this Lease, Landlord agrees to use commercially reasonable efforts to obtain from its current mortgagee (if any) a subordination, non-disturbance and attornment agreement (an “SNDA”) in favor of Tenant on such mortgagee’s standard form; provided, however, Tenant acknowledges and agrees that Landlord’s failure to obtain the SNDA shall not constitute a default by Landlord under this Lease. Landlord shall be responsible for any fees and charges (including, without limitation, attorneys’ fees) payable to such mortgagee in connection with providing a commercially reasonable SNDA, and Tenant shall be responsible for any fees and charges (including, without limitation, attorneys’ fees) payable to such mortgagee in connection with Tenant’s election to negotiate such SNDA.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice after Tenant becomes aware of the placing of any lien or encumbrance against the Premises as a result of Tenant’s work and cause such lien or encumbrance to be discharged within 20 days thereafter; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 20 day period.

29. Estoppel Certificates. Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord, to Tenant’s knowledge, is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

30. Environmental Requirements. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and except for propane used in Tenant’s forklifts in the normal course of its business, and except for Hazardous Materials contained in products stored and/or distributed during Tenant’s normal course of business in their original, sealed, and unopened containers, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following; the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to comply with the terms and conditions of this Paragraph 30.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials located on the Premises or Project as of the date of this Lease or the release of Hazardous Materials caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees. Landlord, at Landlord’s sole cost, shall comply with all applicable Environmental Requirements applicable to Landlord with respect to any pre-existing such Hazardous Materials to the extent Landlord is so required under the Environmental Requirements.

Tenant shall indemnify, defend, and hold Landlord and VWR Scientific harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises and to comply with any Environmental Requirements applicable to Landlord under this Lease. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

In the event any Hazardous Materials existing at the Premises prior to the date of this Lease materially impact Tenant’s business operations at the Premises, following Tenant’s notice of such material impact Landlord shall use good faith, commercially responsible efforts to cause the party responsible for such pre-existing Hazardous Materials to comply with all Environmental Requirements and shall enforce all indemnities from such responsible party for the benefit of Tenant and Landlord.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current Project rules and regulations are attached hereto as Exhibit B. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.

37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at 3353 Gateway Blvd, Fremont, CA 94538, with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado 80239, Attention: General Counsel, and to Tenant at, until June 1, 2016: 1980 Oakdale Avenue, San Francisco, CA 94124; after June 1, 2016: 55 Francisco Street, Suite 600 San Francisco, California 94133, Attn: CFO. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time but not more than quarterly unless Landlord is selling or re-financing the Building, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n) In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

(o) Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject “Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building. Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant’s prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant.

(p) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

(q) Within fifteen (15) days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and California Energy Commission adopted regulations set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1685, and successor and related California Code of Regulations, relating to commercial building energy ratings. Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp).

(s) CONTINGENCY: Please he advised that Landlord is presently under contract to acquire the Project, which includes the Premises. Landlord is not affiliated with nor the agent of the owner, nor does it have any power or authority to represent or bind the owner of the Project in any way. In addition to all other conditions contained in this Lease, this Lease can only be effective following Landlord or its affiliate’s acquisition of the Premises or it will need to be expressly approved in writing by the current owner. This Lease is contingent upon Landlord’s or its affiliate’s successful close of escrow on the Project by April 1, 2016. In the event Landlord does not successfully close escrow on the Project by 5 p.m. April 6, 2016, then either Landlord or Tenant shall have the right, but not the obligation, to terminate this Lease by providing written termination notice to the other party. Tenant acknowledges and agrees that no leasing commissions shall be payable to either of the brokers referenced in this Lease if this Lease is so terminated, and half of said brokers leasing commissions will be paid the earlier of 6 months after Lease Commencement or Tenant has received at least $[***] of Series E Funding, as confirmed by Landlord in Landlord’s sole discretion providing such Lease has not been terminated.

(t) ENVIRONMENTAL DISCLOSURE: Landlord has advised Tenant and Tenant acknowledges that both the property of which the leased premises is a part and the neighboring property are part of an ongoing environmental investigation that will require future access and remedial activities. The release is due to historic operations from a former tenant and potentially from historic fill materials placed at the property during land reclamation activities. The California Regional Water Quality Control Board (RWQCB) is overseeing the environmental remediation of the property and documentation related to the cleanup is available on the RWQCB’s Geotracker webpage at: http:/geotracker.waterboards.ca.gov. Planned remedial activities will include excavation of impacted soils beneath a small portion of the Building and installation of subslab monitoring points and groundwater monitoring wells within the Building and in exterior paved areas. The excavation is planned to be completed prior to occupancy, however, ongoing access will be required for monitoring activities. Tenant agrees to cooperate with future remedial activities and Landlord will use commercially reasonable efforts to coordinate access to the property for future remedial activities in an attempt to minimize inconvenience to Tenant’s operations as reasonably practical. Ultimately, the Building will have a deed restriction that mandates commercial / industrial use and engineering controls. Tenant will be required to comply with future restrictions.

38. Limitation of Liability of Trustees, Shareholders, and Officers of Landlord. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

39. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

The RealReal, Inc., a Delaware Corporation		M & L ASSOCIATES
a New Jersey general partnership

By:	/s/ Matt Gustke	By:	Prologis OP M&L Holdings LLC
Name: Matt Gustke			a Delaware limited liability company
Title: Chief Financial Officer			a Partner

		By:	Authorized Person

/s/ William Scott Lamson
William Scott Lamson, President, Northwest Region of Prologis, Inc., a Maryland Corporation

		By:	Prologis M&L Holdco LLC
a Delaware limited liability company
a Partner

		By:	Authorized Person

/s/ William Scott Lamson
William Scott Lamson, President, Northwest Region of Palmtree Acquisition Corporation, a Delaware corporation

Prologis OP M&L Holdings LLC and Prologis M&L Holdco being the partners of M & L Associates

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent
Month 01	through	02	$	[***	]*

03			$	[***	]**

04	through	16	$	[***	]***

17	through	28	$	[***	]

29	through	40	$	[***	]

41	through	52	$	[***	]

53	through	64	$	[***	]

*

Tenant shall not pay Operating Expenses during such free Base Rent Period. Additionally, see Paragraph 4 for Tenant’s obligation to pay proportionate Base Rent prior to the Commencement Date for any phased portions of the Premises delivered to Tenant and where such proportionate Base Rent shall continue for any delay in the delivery of the Phase 2 Office Initial Improvements, as provided in “**” below.

**

In month 3, Base Rent for portion of Premises attributable to approximately [***] rentable square feet of Warehouse to commence. In the event that the Office Initial Improvements are not Substantially Completed at or prior to the end of month 2, abatement for Phase 2 to be adjusted so that Tenant shall realize two (2) months of abated Base Rent total for such space.

***

Base Rent for entire Premises to commence. However, if Tenant has received at least $[***] of Series E Funding, as confirmed by Landlord in Landlord’s sole discretion, then Tenant shall have the right to abate Base Rent and Operating Expenses for two consecutive months following Landlord’s confirmation of such funding. If Tenant does not receive at least $[***] of Series E Funding, as confirmed by Landlord in Landlord’s sole discretion, then Tenant shall have no right to abate Base Rent and Operating Expenses for additional two consecutive months.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

Paragraph 11, captioned “TENANT REPAIRS,” is revised to include the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits shall be performed on a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.	Adjust belt tension;

2.	Lubricate all moving parts, as necessary;

3.	Inspect and adjust all temperature and safety controls;

4.	Check refrigeration system for leaks and operation;

5.	Check refrigeration system for moisture;

6.	Inspect compressor oil level and crank case heaters;

7.	Check head pressure, suction pressure and oil pressure;

8.	Inspect air filters and replace when necessary;

9.	Check space conditions;

10,	Check condensate drains and drain pans and clean, if necessary;

11.	Inspect and adjust all valves;

12.	Check and adjust dampers;

13.	Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

With respect to Paragraph 21 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 and Landlord’s repair obligations excepted.

Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors and Rollup Doors:	All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure property operation. All door panels which are replaced need to be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4.	Structural Columns:	All structural steel columns in the warehouse and office shall be inspected for damage. Repairs of this nature should be pre-approved by Landlord prior to implementation.

5.	Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer to match concrete color. All floor striping in the Premises shall be removed with no residual staining or other indication that such striping existed.

6.	Tenant-Installed Equipment and Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

7.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

8.	Carpet and Tiles:	The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

9.	Roof:	Any Tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks caused by Tenant must be fixed and latest Landlord maintenance and repairs recommendation must have been followed. Tenant must check with Landlord’s property manager to determine if specific roofing contractor is required to perform work.

10.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

11.	Heating and Air Conditioning System:	Heating/air conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good condition and repair and conforming to code.

14.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

15.	Upon Completion:	Contact Landlord’s property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises which, in turn, will facilitate refund of Security Deposit.

ADDENDUM 4

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016, BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant or a Tenant Affiliate or a Permitted Transferee actually leases and occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (y) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for [***] commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least [***], prior to the scheduled expiration date of the Lease Term.

(b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

(c) The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items.

(i) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within [***] of receipt of Landlord’s notice. Failure to respond within the [***] period shall constitute Tenant’s acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within [***] of Landlord’s receipt of Tenant’s notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(ii) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within [***] after the [***] negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(iii) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator,

(d) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(e) If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (c)(i).

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(h) if Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

ADDENDUM 5

CONSTRUCTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016, BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

In the event of a conflict between this Addendum 5 and either Exhibit A-1 or Exhibit A-2, this Addendum 5 shall control.

(a) Landlord agrees to furnish or perform at Landlord’s sole cost and expense those items of construction and those improvements (the “Initial Improvements”) specified below. The Initial Improvements shall consist of certain improvements to the Warehouse Space approximately [***] excluding the Creative Space Improvements of [***] sf leaving [***] rentable square feet (“Warehouse Initial Improvements”) and to the Office Space approximately [***] rentable square feet (“Office Initial Improvements”), the plans, materials/finishes for which shall be agreed upon by the parties in good faith using Prologis standard building materials/finishes. Tenant shall respond to Landlord requests for approvals or information within three (3) business days of Landlord’s written requests. Any and all costs of constructing the Creative Space Improvements, as defined below, shall be at Tenant’s sole cost and expense, which plans and associated construction shall be mutually approved by Landlord and Tenant (the “Approved Work”). Tenant shall pay for one quarter (1/4) of the Approved Work before Landlord begins construction of the Creative Space Improvements and, over the course of the remaining Creative Space Improvements work in three payments of 25% paid in advance and toward the work to be completed in accordance with the approved plans and work. The parties contemplate the Warehouse Initial Improvements shall be completed and delivered prior to completion of the Office Initial Improvements:

Warehouse Initial Improvements (“Phase 1” as set forth in Exhibit A-1):

•	Repaint the building exterior, unless such work will delay delivery of the Warehouse Initial Improvements in which case the parties agree it can be moved to Phase 2

•	Update landscaping, unless such work will delay delivery of the Warehouse Initial Improvements in which case the parties agree it can be moved to Phase 2.

•	Re-pave and re-stripe the parking lot areas, unless such work will delay delivery of the Warehouse Initial Improvements in which case the parties agree it can be moved to Phase 2.

•	Service dock equipment at dock doors.

•	New Title 24 compliant warehouse lighting, if required.

•	Ensure that roof has at least 5 years of useful life.

•	Ensure existing skylights are secure, not leaking and have at least 5 years of useful life.

•

Landlord believes the generator may not be operational or have a current permit. Landlord shall allow tenant at Tenant’s sole cost and expense to investigate and refurbish if Tenant chooses to, otherwise Landlord shall leave in place.

•	Ensure adequate exterior lighting-Landlord shall add additional warehouse wall packs at Landlord’s discretion

•	Remove observation tower.

•	Repair floor in warehouse area, addressing major holes, bolts and flaking sealant.

•

Remove existing offices/rooms along the West side of the warehouse where water damage has occurred up to and including the stairway leading to the second floor, leaving the remaining Northern open area that includes small restroom core that will be made functional.

•	Take the film off the windows

In addition to the above (and as part of the Initial Improvements), Landlord, at Landlord’s sole cost, shall provide the following additional improvements to the Premises based on mutually agreed upon plans, materials/finishes:

Office Initial Improvements (“Phase 2” as set forth in Exhibit A-1):

•

Remodel the office area based on a design to be mutually agreed upon, to include new lobby, large and small conference rooms, kitchen, large employee break area (capacity of 200 people), with access to a renovated exterior patio area (renovated area cost not to exceed $[***]. Kitchen shall be a standard kitchen including but not limited to new sink, garbage disposal, dishwasher hookup, upper and lower cabinets, and new countertops, electrical outlets sufficient to support appliances and vending machines and new VCT flooring. Such work shall not include kitchen equipment or appliances.

•	Offices shall be provided with new paint, new carpet, lights and minor demo.

•	Elevator to 2nd floor of office, if required. This item is part of Building Upgrades and not required for Substantial Completion of the Office Initial Improvements.

•	ADA compliant restrooms on each floor of the office.

Landlord shall not charge to Tenant a construction management or oversight fee for the construction of the Initial Improvements. Landlord and Tenant acknowledge that the construction project may be done with multiple permits where required, to accommodate the phasing of Tenant into the Phase Spaces as described in Section 4 of the Lease. Landlord and Tenant acknowledge that certain improvements may not be completed until a later date: elevator, seismic upgrade, fill in slab in concrete block in warehouse so it is level with existing and demolition of the front 4,000 square foot office space that is not part of the Premises (“Building Upgrades”). Landlord will complete such Building Upgrades at its sole cost and expense and use commercially reasonable efforts to coordinate access to the property for performance of such work to minimize disruption to Tenant’s operations.

(b) After Landlord and Tenant have agreed upon the plans for the Initial Improvements, if Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all out-of-pocket costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. Landlord and Tenant acknowledge that Tenant desires Landlord to build approximately 46,800 rentable square feet of the warehouse for Creative Space Improvements as further set forth below (“Creative Space Improvements”). Notwithstanding anything to the contrary herein, the Substantial Completion of the Creative Space Improvements is not a condition for the Commencement Date to occur, and Tenant acknowledges that the Creative Space Improvements will not be Substantially Completed prior to the Commencement Date and rent will commence on the Creative Space Improvements at the same time as the Substantial Completion of the Office Initial Improvements.

(c) Landlord shall proceed with and complete with due diligence the construction of the Initial Improvements. Landlord shall be responsible for obtaining at its sole cost and expense all necessary building permits and approvals (and, only if required at issued by the City of Brisbane with respect to the Initial Improvements and the Creative Space Improvements, then a Certificate of Occupancy) to legally permit Tenant’s occupancy of the Premises, such as permit inspection card sign-offs to the extent required by the municipality. All work shall be constructed in a good and workmanlike manner, using new materials, and shall comply with all applicable Legal Requirements. Tenant shall be permitted to attend all weekly project meetings and Landlord shall use commercially reasonable efforts to advise Tenant of a change in the regular schedule of the same. Landlord shall notify Tenant in writing in advance as provided in Paragraph 4 of the lease of the date it intends to deliver such Phased Space. Substantial Completion of the Warehouse Initial Improvements, which is anticipated to occur on or about June 1, 2016, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the “Commencement Date,” unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant’s failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Warehouse Initial Improvements (or Phased Space portions thereof) shall be deemed substantially completed (“Substantially Completed” or “Substantial Completion”) when, in the opinion of the project architect (the “Architect”), the Premises (or Phased Space portions thereof) are substantially completed except for minor punch list items which do not prevent in any material way the use of the Premises (or Phased Space portions thereof) for the purposes for which they were intended. Upon Substantial Completion of any portion of the Phase Space, Landlord and Tenant shall complete a walkthrough of the Phase Space to inspect same and Landlord shall promptly prepare and deliver to Tenant a punch list for any outstanding items. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the reasonable opinion of construction manager (whether an employee or agent of Landlord or a third party construction manager) (“Construction Manager”), Substantial Completion would have occurred if such delays had not taken place. If Landlord determines any act or omission of Tenant is likely to cause a delay in Substantial Completion, Landlord shall immediately notify Tenant so that Tenant may take actions to mitigate any potential delay. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant’s request for any changes in the plans, Tenant’s request for long lead items or Tenant’s interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Initial Improvements, including the Commencement Date, the certificate of the Construction Manager shall be conclusive absent manifest error. Absent a Tenant caused delay, Substantial Completion as to any portion of the Premises shall not be deemed to occur unless and until the Architect is confirmed Substantial Completion of the Initial Improvements or portion thereof so completed.

(d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Upon mutual Lease execution, Landlord shall allow Tenant access to the Premises for purposes of installing communication cabling and security system cabling only. Access and related work will be coordinated with Landlord’s contractor so as not to interfere with or impede completion of the Initial Improvements. Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction of the Phased Space being delivered provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord’s negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

(e) The Premises (or applicable Phased Spaces) shall be delivered in compliance with all applicable Legal Requirements and in a clean, move-in condition (broom clean), with all Building systems in good working order, including but not limited to HVAC, roof, plumbing, mechanical, electrical, lighting and fire sprinkler systems. Landlord warrants the Initial Improvements against defects for a period of one (1) year from the Substantial Completion of each Phased Space; provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees.

(f) In addition to the above Initial Improvements, Landlord, at Tenant’s sole cost, except as indicated below, shall provide the following additional improvements to the Premises based on mutually agreed upon plans, materials/finishes and Tenant’s final approval of all associated costs (the “Creative Space Improvements”) where such improvements are not a part of the Initial Improvements, which improvements will be targeted for completion on or before September 1, 2016 or as otherwise mutually agreed by Landlord and Tenant:

Creative Space Improvements:

A

Warehouse Floor leveling Landlord shall pay for up to $[***] towards Creative Space Improvements (previously allocated to warehouse insulation for the Warehouse Initial Improvements).

Inspection/Processing buildout

Roof Insulation

Dock glassed in windows

Design & Permits

B

Electrical

VCT

Ventilation as necessary to allow for required permits

Landlord will install standard warehouse lights

Permits

C

Expanded Restroom Core

Existing conference rooms shall be upgraded at Landlord’s sole cost and expense, which shall include new carpet, appropriate lighting and paint

Breakroom including upper and lower cabinets, countertop, plumbing, sink, and electrical

HVAC

Tenant will require access to the roof for installation and maintenance of IT and Wi-Fi equipment

Any and all costs of constructing the Creative Space Improvements shall be at Tenant’s sole cost and expense, which plans and associated construction shall be mutually approved by Landlord and Tenant, as set forth above.

EXHIBIT A

SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

And

The RealReal Inc.

EXHIBIT A-1

INITIAL IMPROVEMENTS – WAREHOUSE/OFFICE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

EXHIBIT A-2

CREATIVE SPACE IMPROVEMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

EXHIBIT B

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not permit smoking in the office areas of the Premises.

21. No racking or storage shall occur within 12-inches of demising walls, office and warehouse separation walls, exterior walls, and columns.

EXHIBIT C

FORM OF COMMENCEMENT DATE CERTIFICATE

ATTACHED TO AND PART OF THE LEASE AGREEMENT

DATED MARCH 14, 2016 BETWEEN

Prologis Limited Partnership -I

and

The RealReal Inc.

COMMENCEMENT DATE CERTIFICATE

_______, 201_

Notice Contact Name

Company Name

Notice Street Address

City, State Zip Code

RE:	Lease dated Date between Customer & Owner for Premises Address

Dear Salutation Notice Contact Last Name:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Lease Commencement Date:	Date
Lease Expiration Date:	Date
Rental Commencement Date:	Date

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Property Manager Name

Title

Accepted by:	Accepted by	Date: Date
By:
Printed:
Title:

EXHIBIT D

LETTER OF CREDIT

Prologis Limited Partnership -I

and

The RealReal Inc.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____

DATE: _________________________

BENEFICIARY:

4545 Airport Way
Denver, Co 80239
Attn: Legal Department

APPLICANT:

BENEFICIARY:

By order of our client                         , as tenant (“Tenant”) in that certain lease agreement dated            , 20         by and between Beneficiary and Tenant (the “Lease Agreement”), we hereby establish this Irrevocable Transferable Letter Of Credit No.              in your favor for an amount up to but not exceeding the aggregate sum of                     and no/100 U.S. Dollars ($                    ) (as reduced from time to time in accordance with the terms hereof, the “Letter Of Credit Amount”), effective immediately, and expiring on the close of business one year from the date hereof at our office at                                    Attn:                                                      unless renewed as hereinafter provided.

Funds under this Letter Of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this letter of credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by an agent of the Beneficiary. Presentation of your Drawing Request may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number                                     . You may present to us one or more Drawing Request from time to time prior to the expiry date in an aggregate amount not to exceed the Letter Of Credit Amount then in effect (it being understood that the honoring by us of each drawing request shall reduce the Letter Of Credit Amount then in effect). The proceeds of any draw under this Letter of Credit shall be remitted to an account designated by the Beneficiary in the Drawing Request.

This Letter Of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the applicant in writing by certified mail that we elect not to so renew the Letter Of Credit. In the event that we elect not to renew the Letter Of Credit, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request. Further, in the event that the Applicant commences any proceeding for relief as defined in the Lease Agreement, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request.

This Letter Of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter Of Credit is referred to or to which this Letter Of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commission incurred in this transaction are for the Applicant’s account.

This Letter Of Credit is transferable by you and your successors and assigns any number of times in its entirety and not in part, to any successor of the Beneficiary’s interests in the Lease Agreement, but only by delivery to us of a Notice Of Transfer in the form of Annex 3 hereto. Our transfer fee will be payable by the Applicant.

We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter Of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before 4:00 p.m.,                     time, on the business day (defined below) next following the date on which such drafts are received by us. “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in                                 .

To the extent not inconsistent with the express terms hereof, this Letter Of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998 Publication 590 (“ISP 98”) and as to matters not governed by the ISP 98, this Letter Of Credit shall be governed by and construed in accordance with the laws of the State of                                 .

Very truly yours,

Name:	Name:
Title:	Title:

Annex 1

Sight Draft

Name & address of issuing bank	__________, 20 __

For value received, at sight pay to the order of name of Beneficiary, the sum of amount in words amount in figures United States Dollars drawn under                                                       Irrevocable Transferable Letter Of Credit No.                 dated                 , 20    .

Beneficiary

By:
Name:
Title:

Annex 2

Drawing Request

_________, 20__

Name & address of bank

RE: Irrevocable Transferable Letter Of Credit No.                              (the “Letter Of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to                            (the “Issuer”) that:

(A)	The Beneficiary is making a request for payment in lawful currency of the United States Of America under Irrevocable Transferable Letter Of Credit No. (the “Letter Of Credit”) in the amount of $ .

(B)

The Letter Of Credit Amount (as defined in the Letter Of Credit) as of the date hereof and prior to payment of the amount demanded in this drawing request is $                        . The amount requested by this drawing request does not exceed the Letter Of Credit Amount.

(C)

Demand is made for payment under the Letter Of Credit as a result of the occurrence and continuation of an event of default under the Lease Agreement (as defined in the Letter Of Credit) or as a result of non-renewal of the Letter Of Credit or as a result of the Applicant or Tenant (as defined in said Lease Agreement) commencing a proceeding of relief (as defined in said Lease Agreement).

Please wire the proceeds of the drawing to the following account at the financial institution indicated below:

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter Of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this drawing request as of the day of                , 20    .

Beneficiary

By:
Name:
Title: